UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

NEW AMERICA ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Florida	001-42988	39-2431245
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 39th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 576-6828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	NWAXU	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	NWAX	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50	NWAXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Resignation

On August 26, 2026, George O’Leary resigned, effective as of August 26, 2026, from his position as the Chief Financial Officer of New America Acquisition I Corp. (the “Company”). Mr. O’Leary’s resignation was not because of any disagreement with management or the Board of Directors of the Company (the “Board”) on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer and Chief Operating Officer

Effective as of August 26, 2026, the Board appointed Tim S. Ledwick as Chief Financial Officer of the Company and Christopher Devall as Chief Operating Officer of the Company.

Mr. Ledwick, aged 68, has served as Chief Financial Officer of Dominari Holdings Inc. (Nasdaq: DOMH) (“Dominari Holdings”) since October 2025, and previously served as a member of the board of directors of Dominari Holdings from July 2015 through September 2025, including as chair of its audit committee. Dominari Securities LLC, a subsidiary of Dominari Holdings, served as a co-book-running manager and a representative of the underwriters in the Company’s initial public offering. Prior to his appointment as Chief Financial Officer of Dominari Holdings, Mr. Ledwick provided chief financial officer consulting services to WRAP Technologies, Inc. (Nasdaq: WRAP), a public safety technology and services company. From 2011 until 2022, Mr. Ledwick served as the Chief Financial Officer of SYFT, a private equity-backed company that provided software solutions and services to hospitals focused on reducing costs through superior inventory management practices, which was successfully sold to GHX in 2022. Since 2012, Mr. Ledwick has served on the board of directors and as chair of the audit committee of Telkonet, Inc., a smart energy management technology company. From 2002 through 2006, Mr. Ledwick was a member of the board of directors and Executive Vice President and Chief Financial Officer of Dictaphone Corporation, from 2001-2002, Mr. Ledwick was brought on as CFO to lead the restructuring efforts of Lernout & Hauspie Speech Products (L&H), a Belgium-based NASDAQ listed speech technology company, and from 1999 through 2001, he served as Chief Financial Officer of Cross Media Marketing Corp., a public company headquartered in New York City. Mr. Ledwick is a member of the Connecticut Society of Certified Public Accountants and received his B.B.A. in Accounting from The George Washington University and his M.S. in Finance from Fairfield University.

Mr. Devall, aged 44, has served as Chief Operating Officer of Dominari Holdings since January 2023, and previously served as Dominari Holdings’ Vice President of Operations from July 2022 to January 2023 and as a member of its advisory board from April 2022 to June 2022. Mr. Devall has also served as Chief Executive Officer of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), a special purpose acquisition company, since January 2026. Prior to joining Dominari Holdings, Mr. Devall served as a senior operations department head in the U.S. Navy from February 2019 to June 2022 and as a senior operations department manager from April 2016 to January 2019. Mr. Devall is a retired military veteran and maintains active FINRA registration holding Series 7, 24 and 66 licenses. Mr. Devall received his Master of Business Administration from the University of Virginia Darden School of Business and holds a B.S. in Strategic Studies and Defense Analysis from Norwich University.

There is no family relationship between either of Mr. Ledwick or Mr. Devall and any director or executive officer of the Company, and there are no transactions involving Mr. Ledwick or Mr. Devall requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between either of Mr. Ledwick or Mr. Devall and any other person pursuant to which he was appointed as an officer of the Company.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on August 26, 2026, regarding Mr. O’Leary’s resignation and the appointments of Mr. Ledwick and Mr. Devall. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2026

New America Acquisition I Corp.

By:	/s/ Kyle Wool
Name:	Kyle Wool
Title:	Chief Executive Officer